UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2023

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37862	30-1205798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market
Warrants to purchase one share of Common Stock	PHUNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 13, 2023, Phunware, Inc. (the “Company,” "we," "us," or "our") received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) because the bid price of our common stock on the Nasdaq Capital Market had closed below $1.00 per share for the previous 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided a period of 180 calendar days, or until October 10, 2023, to regain compliance with the Bid Price Requirement.

On October 10, 2023, we submitted a request to Nasdaq for an additional 180-day extension to regain compliance with the Bid Price Requirement. On October 12, 2023, the Company received a letter from Nasdaq advising that the Company had been granted a 180-day extension to April 8, 2024, to regain compliance with the Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A). To regain compliance, the bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of ten consecutive business days.

We intend to monitor the closing bid price of our common stock and may, if appropriate, take all measures necessary to regain compliance with the Bid Price Requirement within the 180 calendar day compliance period provided by Nasdaq, including effecting a reverse stock split.

If we fail to regain compliance with the Bid Price Requirement prior to the allotted compliance period, Nasdaq will provide the Company with written notification that its securities are subject to delisting from the Nasdaq Capital Market. At that time, we may appeal the delisting determination to a hearings panel. There can be no assurance that we will be able to regain compliance with the Bid Price Requirement or maintain compliance with other Nasdaq continued listing requirements.

Risks Related to our Common Stock

We are including the following supplemental risk factors, for the purpose of supplementing and updating the disclosure contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2023 and our Quarterly Report on Form 10-Q for the period ended June 30, 2023, filed with the SEC on August 14, 2023.

If we fail to comply with the minimum closing bid requirements of Nasdaq by April 8, 2024, or other requirements for continued listing on the Nasdaq, including stockholder equity and market value requirements, the Nasdaq may delist our common stock, which would have an adverse impact on the trading volume, liquidity and market price of our common stock and would trigger a default under our 2022 Promissory Note.

Our common stock is currently listed on the Nasdaq Capital Market. On April 13, 2023, we were notified by the Nasdaq Stock Market LLC (the “Nasdaq”) that the closing bid price for our common stock had been below $1.00 for the last 30 consecutive business days and that the Company therefore is not in compliance with the minimum bid price requirement for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). Under the Nasdaq Listing Rules, the Company was granted a period of 180 calendar days from the date of the notice, or October 10, 2023, to regain compliance with the Bid Price Requirement. On October 10, 2023, pursuant to Nasdaq Listing Rules, we submitted a request to Nasdaq for an additional 180-day extension to regain compliance with the Bid Price Requirement and notice of our intention to cure the deficiency, including by effecting a reverse stock split, if necessary. On October 12, 2023, Nasdaq advised us that we were provided an additional 180 calendar day compliance period, or until April 8, 2024, to regain compliance with the Bid Price Requirement.

To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 for a minimum of ten consecutive business days. We intend to monitor the closing bid price of our common stock and may, if appropriate, consider available options to regain compliance with the Bid Price Requirement. To regain compliance with Nasdaq listing standards we may have to implement a reverse stock split, subject to approval of our board of directors and stockholders. However, there can be no assurance that we will be able to regain compliance with the Bid Price Requirement or will otherwise be in compliance with other Nasdaq Listing Rules.

If we are unable to regain compliance with the Bid Price Requirement by April 8, 2024, or if we fail to meet any other continued listing requirements, including stockholders equity and market value requirements, it could negatively impact us as it would likely reduce the liquidity and market price of our common stock; reduce the number of investors willing to hold or acquire our common stock; and negatively impact our ability to access equity markets and obtain financing. If our common stock were to be removed from listing on the Nasdaq (and our common stock is not listed on other specified stock exchanges), it would trigger a default under our 2022 Promissory Note, as amended, and the outstanding balance would be immediately due and payable in cash at the Mandatory Default Amount, as defined in the 2022 Promissory Note.

If we implement a reverse stock split, the liquidity of our common stock may be adversely effected.

The Company intends to request stockholder approval at its next annual meeting of stockholders for an amendment to our certificate of incorporation to effect a reverse stock split, if necessary, of our issued and outstanding shares of our common stock to regain compliance with the Bid Price Requirement. However, there can be no assurance that the post-reverse stock split market price of our common stock will increase in proportion to the reduction in the number of shares of our common stock outstanding immediately before the reverse stock split. The liquidity of the shares of our common stock may be affected adversely by any reverse stock split given the reduced number of shares of our common stock that will be outstanding following the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following any reverse stock split, the resulting market price of our common stock may not attract new investors and may not satisfy the investing requirements of those investors. Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2023	Phunware, Inc.

	By:	/s/ Troy Reisner
Troy Reisner Chief Financial Officer